Exhibit 99.1

Contact: Bloomia Holdings, Inc. Biz McShane, CFO (763) 392-6200

FOR IMMEDIATE RELEASE

BLOOMIA HOLDINGS, INC. ANNOUNCES DECEMBER 31, 2025 FINANCIAL RESULTS AND UPDATED EXPIRATION DATE FOR RIGHTS OFFERING

MINNEAPOLIS, MN – February 13, 2026 – Bloomia Holdings, Inc. (Nasdaq: TULP) (“Bloomia Holdings” or the “Company”) today announced its financial results for the second fiscal quarter ended December 31, 2025.

Overview

Three Months Ended December 31, 2025

●	Net revenue was $6.7 million.
●	Gross profit was $0.5 million, or 7.2% of sales.
●	Operating loss of $2.3 million compared to an operating loss of $3.9 million in the three months ended December 31, 2024.
●	Net loss from continuing operations was $2.7 million compared to a loss of $3.4 million in the three months ended December 31, 2024.
●	Net loss attributable to Bloomia Holdings was $2.3 million, or loss of $1.29 per diluted share, compared to net loss of $2.9 million, or a loss of $1.66 per diluted share, in the three months ended December 31, 2024.
●	EBITDA was a loss of $1.4 million compared to a loss of $2.7 million in the three months ended December 31, 2024.

Six Months Ended December 31, 2025

●	Net revenue was $11.9 million.
●	Gross profit was $0.4 million, or 3.6% of sales.
●	Operating loss of $5.3 million compared to an operating loss of $5.2 million in the six months ended December 31, 2024.
●	Net loss from continuing operations was $6.0 million compared to a loss of $4.8 million in the six months ended December 31, 2024.
●	Net loss attributable to Bloomia Holdings was $5.1 million, or loss of $2.90 per diluted share, compared to net loss of $4.1 million, or a loss of $2.30 per diluted share, in the six months ended December 31, 2024.
●	EBITDA was a loss of $3.8 million compared to a loss of $3.3 million in the six months ended December 31, 2024.
●	Cash used in operations was $11.4 million compared to $9.0 million in the six months ended December 31, 2024.

Bloomia Holding’s Chairman and Co-Chief Executive Officer, Mark Jundt, commented, “This quarter, along with the quarter preceding it, represents and concludes our offseason. In a seasonal business like ours, our offseason is a time to increase focus on operational efficiencies and build our inventory as we prepare for the exciting busy season ahead. Our operational improvements, including further investments in automation, are a large reason why our operating results were 43% better than the prior year’s comparable quarter. I’m very proud of the hard work our team has put in for dramatically improved results like this and we will carry this momentum into our commencing busy season. We are up for the challenge.” Co-Chief Executive Officer Dan Philp added, “We are pleased with the results from the second fiscal quarter, which includes not only the significantly improved operating results that Mark mentioned, but an increase in revenue as well. I want to thank the team for driving this success. These strong earnings are another reason why we are confident in the Rights Offering we are about to commence. We believe now is a great time to be a Bloomia Holdings stockholder.”

Q2 Fiscal Year 2026 Results

Net Revenue

Net revenue was $6.7 million in the three months ended December 31, 2025, compared to $6.2 million in the three months ended December 31, 2025. The increase is primarily due to higher prices in the current fiscal year.

Net revenue was $11.9 million for the six months ended December 31, 2025, compared to $12.8 million in the six months ended December 31, 2024. The decrease in revenue is due to strategically growing tulips earlier in the calendar year to meet higher demand near Mother’s Day, resulting in fewer stems to sell at the beginning of this fiscal year. Additionally, the Company purchased fewer Dutch bulbs in 2024, so there were less stems to grow at the end of the Dutch bulb season, which is typically July and August. These decreases were partially offset by higher prices in the current fiscal year.

Gross profit (loss)

Gross profit in the three months ended December 31, 2025 was $0.5 million, or 7.2% of sales, compared to gross loss of $0.6 million, or (9.4)% of sales, in the three months ended December 31, 2024. The current year benefitted from a $300,000 grant received from the U.S. federal government. The prior fiscal year also included unusually high bulb rot.

Gross profit in the six months ended December 31, 2025 was $0.4 million, or 3.6% of sales, compared to gross profit of $0.9 million, or 6.7% of sales, in the six months ended December 31, 2024. The Company strategically accelerated the growing of stems to meet spring demand, which led to less stems available for sale in the beginning of the year to cover fixed costs such as rent, which reduced margin year-over-year. This decline was partially offset by the grant received in the period, higher prices in the fiscal current year, and unusually high bulb rot in the prior fiscal year.

Operating loss

The Company had an operating loss of $2.3 million in the three months ended December 31, 2025, compared to operating loss of $3.9 million in the three months ended December 31, 2024. The improvement is primarily due to the increase in gross profit.

The Company had operating loss of $5.3 million in the six months ended December 31, 2025, compared to operating loss of $5.2 million in the six months ended December 31, 2024. The decrease in gross profit was offset by a decrease in corporate overhead resulting in a marginal increase to operating loss year over year.

Net loss from continuing operations

Net loss from continuing operations was $2.7 million in the three months ended December 31, 2025, compared to a loss of $3.4 million in the three months ended December 31, 2024. The improvement in the loss is primarily due to higher operating income, partially offset by higher interest and lower exchange rate gain.

Net loss from continuing operations was $6.0 million in the six months ended December 31, 2025, compared to a loss of $4.8 million in the six months ended December 31, 2024. The increase in the loss is primarily due to an increase in foreign exchange losses and higher interest expense.

Net loss attributable to Bloomia Holdings

Net loss attributable to Bloomia Holdings for the three months ended December 31, 2025 was $2.3 million, or $1.29 per diluted share, compared to net loss attributable to Bloomia Holdings of $2.9 million, or $1.66 per diluted share, in the three months ended December 31, 2024. The decrease is due to the improvement in the loss from continuing operations.

Net loss attributable to Bloomia Holdings for the six months ended December 31, 2025 was $5.1 million, or $2.90 per diluted share, compared to net loss attributable to Bloomia Holdings of $4.1 million, or $2.30 per diluted share, in the six months ended December 31, 2024. The increase in the loss is due to the increase in the loss from continuing operations.

EBITDA

In the three months ended December 31, 2025, EBITDA was a loss of $1.4 million, compared to a loss of $2.7 million in the three months ended December 31, 2024. The improvement in EBITDA is due to higher sales and lower costs.

In the six months ended December 31, 2025, EBITDA was a loss of $3.8 million, compared to a loss of $3.3 million in the six months ended December 31, 2024. The decrease in EBITDA is due to lower sales which resulted in lower margin, higher exchange rate losses and higher interest, partially offset by the grant received and lower general and administrative costs.

Balance Sheet

As of December 31, 2025, cash and cash equivalents totaled $1.2 million, compared to $0.9 million as of June 30, 2025. The increase is primarily due to higher debt proceeds in the six months ended December 31, 2025 and the timing of payables. Working capital (current assets less current liabilities) was $9.6 million at December 31, 2025, compared to $1.1 million at June 30, 2025. The increase is due to the purchasing of bulbs for “high season” in the spring. Working capital has historically been near its peak as of December 31 and near the trough at June 30 due to the seasonality of the business. Debt, including a $6.6 million note payable to a related party, was $47.0 million as of December 31, 2025, compared to $34.1 million at June 30, 2025. The increase is a result of the Company drawing on its revolving line of credit and borrowing funds pursuant to additional promissory notes, primarily to purchase tulip bulbs in the quarter.

Updated Expiration Date for Rights Offering

The Company previously announced that its contemplated rights offering was expected to expire at 5:00 p.m., Central Time, on March 28, 2026. To accommodate the requirements of Equiniti Trust Company, LLC, the subscription agent for the rights offering, the Company has updated the expected expiration of the rights offering to 5:00 p.m., Central Time, on March 27, 2026.

About Bloomia Holdings, Inc.

On January 28, 2026, the Company changed its name to Bloomia Holdings, Inc. by filing an amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware. The name change became effective on January 28, 2026. As a result of the name change, effective February 2, 2026, the Company’s common stock, par value $0.01 per share, ceased trading on the Nasdaq Capital Market under the name Lendway, Inc. and under the ticker symbol “LDWY” and began trading on the Nasdaq Capital Market under the name Bloomia Holdings, Inc. and under new ticker symbol “TULP”. The CUSIP of the Common Stock did not change in connection with the name change or the ticker symbol change.

Bloomia Holdings, Inc (Nasdaq: TULP) is a specialty ag company focused on making and managing its ag investments in the U.S. and internationally. The Company is the majority owner of Bloomia, one of the largest producers of fresh-cut tulips in the United States. For additional information, contact (800) 874-4648 or visit our website at www.bloomiaholding co.com. Investor inquiries can be submitted to info@bloomiaholdingco.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release that are not statements of historical or current facts are considered “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of the Company to be materially different from the results or performance expressed or implied by such forward-looking statements. The words “anticipate,” “believe,” “could,” “estimate,”  “expect,” “future,” “groundwork,” “intend,” “likely,” “may,” “plan,” “project,” “set ourselves up,” “will” and similar expressions identify forward-looking statements. Forward-looking statements include statements expressing the intent, belief or current expectations of the Company and members of our management team regarding, for instance: (i) our belief that our cash balance, cash generated by operations and borrowings available under our Credit Agreement, will provide adequate liquidity and capital resources for at least the next twelve months and (ii) regarding the potential for growth and other opportunities for our business. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. These statements are subject to the risks and uncertainties that could cause actual results to differ materially and adversely from the forward-looking statements. These forward-looking statements are based on current information, which we have assessed and which by its nature is dynamic and subject to rapid and even abrupt changes.

Factors that could cause our estimates and assumptions as to future performance, and our actual results, to differ materially include the following: (1) our ability to complete the Rights Offering, (2) our ability to compete, (3) concentration of revenue among a small number of customers, (4) dependency on Dutch tulip bulbs, (5) changes in interest rates, (6) ability to comply with the requirements of the Credit Agreement and operate within its restrictions, (7) economic and market conditions that may restrict or delay appropriate or desirable opportunities, (8) our ability to develop and maintain necessary processes and controls relating to our businesses, (9) reliance on one or a small number of employees, (10) our ability to generate enough cash or secure enough capital to execute our business plans, (11) our ability to obtain seasonal workers, (12) other economic, international, business, market, financial, competitive and/or regulatory factors affecting the Company’s businesses generally, (13) exchange rate fluctuations, (14) tariffs, and (15) the availability of additional capital on desirable terms, if at all. Forward-looking statements involve known and unknown risks, uncertainties and other factors, including those set forth in our Transition Report on Form 10-KT for the six months ended June 30, 2025 and additional risks, identified in our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K filed with the SEC. Such forward-looking statements should be read in conjunction with the Company's filings with the SEC. The Company assumes no responsibility to update the forward-looking statements contained in this press release or the reasons why actual results would differ from those anticipated in any such forward-looking statement, other than as required by law.

Bloomia Holdings, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (Unaudited)

(Values are rounded to the nearest thousand dollars and thousand shares)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
Revenue, net	$6,739,000	$6,192,000	$11,892,000	$12,820,000
Cost of goods sold	6,255,000	6,774,000	11,468,000	11,962,000
Gross profit (loss)	484,000	(582,000)	424,000	858,000
Sales, general and administrative expenses	2,773,000	3,305,000	5,756,000	6,096,000
Operating loss	(2,289,000)	(3,887,000)	(5,332,000)	(5,238,000)
Foreign currency transaction (gain) loss, net	(47,000)	(410,000)	206,000	(364,000)
Interest expense, net	1,087,000	980,000	1,909,000	1,780,000
Other income, net	(4,000)	(53,000)	(36,000)	(56,000)
Loss from continuing operations before income taxes	(3,325,000)	(4,404,000)	(7,411,000)	(6,598,000)
Income tax benefit	(661,000)	(1,045,000)	(1,382,000)	(1,781,000)
Net loss from continuing operations	(2,664,000)	(3,359,000)	(6,029,000)	(4,817,000)
Income from discontinued operations, net of tax	—	22,000	—	88,000
Net loss including noncontrolling interest	(2,664,000)	(3,337,000)	(6,029,000)	(4,729,000)
Less: Net loss attributable to noncontrolling interest	(388,000)	(397,000)	(899,000)	(664,000)
Net loss attributable to Bloomia Holdings, Inc.	(2,276,000)	(2,940,000)	(5,130,000)	(4,065,000)
Other comprehensive income (loss) (foreign currency translation)	55,000	(58,000)	88,000	(57,000)
Less: Comprehensive income (loss) attributable to noncontrolling interest	10,000	(11,000)	16,000	(11,000)
Comprehensive loss attributable to Bloomia Holdings, Inc.	$(2,231,000)	$(2,987,000)	$(5,058,000)	$(4,111,000)

Net loss per basic and diluted share attributable to Bloomia Holdings, Inc.:
Continuing operations	$(1.29)	$(1.67)	$(2.90)	$(2.35)
Discontinued operations	—	0.01	—	0.05
Basic and diluted earnings per share	$(1.29)	$(1.66)	$(2.90)	$(2.30)

Weighted average shares used in calculation of net loss per share:
Basic and diluted	1,770,000	1,770,000	1,770,000	1,770,000

SELECTED BALANCE SHEET DATA

	December 31, 2025	June 30, 2025
Cash and cash equivalents	$1,209,000	$906,000
Working capital (1)	9,613,000	1,089,000
Total assets	105,607,000	97,924,000
Total debt	47,021,000	34,083,000
Total liabilities	96,675,000	83,087,000
Stockholders’ equity	8,932,000	14,837,000

(1)	Working capital represents current assets less current liabilities.

Non-GAAP Reconciliations

This press release includes EBITDA, which is a non-GAAP financial measure. Non-GAAP financial measures, which are not calculated or presented in accordance with U.S. generally accepted accounting principles (“GAAP”), have been provided as information supplemental and in addition to the financial measures presented in accordance with GAAP. Such non-GAAP financial measures are not substitutes for, or as an alternative to, and should be considered in conjunction with, the respective GAAP financial measures. The non-GAAP financial measures presented may differ from similarly named measures used by other companies.

Included below is a reconciliation of EBITDA to net loss from continuing operations, the most directly comparable GAAP measure. EBITDA does not reflect our cash expenditures, the cash requirements for the replacement of depreciated and amortized assets, or changes in cash requirements for our working capital needs. We believe EBITDA provides meaningful supplemental information about our operating performance as this measure excludes amounts from income from discontinued operations that we do not consider part of our core operating results when assessing our performance.

The following table reconciles net loss from continuing operations to EBITDA for the three and six months ended December 31, 2025 and 2024:

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
Net loss from continuing operations	$(2,664,000)	$(3,359,000)	$(6,029,000)	$(4,817,000)
Interest expense, net	1,087,000	980,000	1,909,000	1,780,000
Income tax benefit	(661,000)	(1,045,000)	(1,382,000)	(1,781,000)
Depreciation and amortization	861,000	713,000	1,735,000	1,533,000
EBITDA	$(1,377,000)	$(2,711,000)	$(3,767,000)	$(3,285,000)

We believe these non-GAAP financial measures are useful to permit investors to compare results with prior periods. Management uses EBITDA (a) to evaluate our historical and prospective financial performance and trends as well as our performance relative to competitors and peers; (b) to measure operational profitability consistently; (c) in presentations to the members of our Board of Directors; and (d) to evaluate compliance with covenants and restricted activities under the terms of our Credit Agreement.